FORM OF
CERTIFICATE OF OWNERSHIP
AND MERGER OF
FARGO ELECTRONICS, INC.
(a Minnesota Corporation)
INTO
FARGO ELECTRONICS, INC.
(a Delaware Corporation)

    Pursuant to Section 253 of the Delaware General Corporation Law and Section 302A.615 of the Minnesota Business Corporation Act, Fargo Electronics, Inc., a Minnesota corporation (the "Minnesota Parent"), the holder of 100% of the outstanding Common Stock of Fargo Electronics, Inc., a Delaware corporation (the "Delaware Subsidiary"), and the Delaware Subsidiary hereby adopt this Certificate of Ownership and Merger for the purpose of merging the Minnesota Parent with and into the Delaware Subsidiary (the "Merger") and do hereby certify that:

    FIRST: A copy of the resolutions of the Minnesota Parent's Board of Directors and shareholders authorizing the Merger, adopted as of November   , 1999, is attached as Attachment A and incorporated into this Certificate of Ownership and Merger. The Merger has been adopted, approved, certified, executed and acknowledged by the Minnesota Parent in accordance with the laws of the State of Minnesota, the state of incorporation of the Minnesota Parent.

    SECOND: The resolution of the Minnesota Parent's Board of Directors and shareholders includes a provision for the pro rata issuance of stock of the surviving corporation (the Delaware Subsidiary) to the shareholders of the Minnesota Parent on surrender of any certificates therefor.

    THIRD: A copy of the resolutions of the Board of Directors of the Delaware Subsidiary authorizing the merger, adopted November 9, 1999, is attached as Attachment B and incorporated into this Certificate of Ownership and Merger.

    FOURTH: The proposed merger has been adopted, approved, certified, executed and acknowledged by the subsidiary corporation (the Delaware Subsidiary) in accordance with the laws of the State of Delaware.

    FIFTH: Fargo Electronics, Inc., a Delaware corporation, shall be the surviving corporation.

    SIXTH: The Amended and Restated Certificate of Incorporation attached hereto as Attachment C is incorporated into this Certificate of Ownership and Merger and will be the Certificate of Incorporation of the surviving corporation.

IN WITNESS WHEREOF, the undersigned signatures shall constitute the affirmation or acknowledgment of the signatory, under penalties of perjury, that the instrument is the signatory's act and deed and that the facts stated herein are true.

Dated: , 2000	FARGO ELECTRONICS, INC. a Minnesota corporation
By: Gary R. Holland President and Chief Executive Officer
ATTEST:
By: Kent O. Lillemoe Vice President Finance and Chief Financial Officer
Dated: , 2000	FARGO ELECTRONICS, INC. a Delaware corporation
By: Gary R. Holland President and Chief Executive Officer
ATTEST:
By: Kent O. Lillemoe Vice President Finance and Chief Financial Officer